EXHIBIT 99.1

Conmed, Incorporated

Financial Report

December 31, 2005

Independent Auditor’s Report

To the Board of Directors
Conmed, Incorporated
La Plata, Maryland

We have audited the balance sheets of Conmed, Incorporated as of December 31, 2005 and 2004, and the related statements of income, retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Conmed, Incorporated as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Des Moines, Iowa
April 7, 2006

Conmed, Incorporated

Balance Sheets
December 31, 2005 and 2004

	2005	2004

ASSETS

CURRENT ASSETS
Cash	$487,029	$44,461
Accounts receivable	547,250	362,269
Prepaid expenses	100,973	15,652

Total current assets	1,135,252	422,382

PROPERTY AND EQUIPMENT, net	123,492	98,793

OTHER	2,424	2,424

	$1,261,168	$523,599

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$475,284	$212,389
Accrued expenses	437,131	241,644
Deferred revenue	112,998	27,507
Notes payable, current portion	17,200	15,407

Total current liabilities	1,042,613	496,947

NOTES PAYABLE, LONG-TERM	54,618	72,387

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, no par value, 1,000 shares authorized and issued	300	300
Retained earnings (deficit)	163,637	(46,035)
	163,937	(45,735)

	$1,261,168	$523,599

See Notes to Financial Statements.

Conmed, Incorporated

Statements of Income
Years Ended December 31, 2005 and 2004

	2005	2004

Revenue	$11,669,322	$6,677,886

Operating expenses:
Salaries and employee benefits	6,991,780	4,205,068
Lab fees and medical supplies	2,989,838	1,259,967
Other operating expenses	1,101,599	914,919
Total operating expenses	11,083,217	6,379,954

Interest expense	4,433	12,772

Net income	$581,672	$285,160

See Notes to Financial Statements.

Conmed, Incorporated

Statements of Retained Earnings (Deficit)
Years Ended December 31, 2005 and 2004

	2005	2004

Balance, beginning	$(46,035)	$(259,195)
Distributions to stockholders	(372,000)	(72,000)
Net income	581,672	285,160
Balance, ending	$163,637	$(46,035)

See Notes to Financial Statements.

Conmed, Incorporated

Statements of Cash Flows
Years Ended December 31, 2005 and 2004

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$581,672	$285,160
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	42,830	42,046
Loss on disposal of property and equipment	-	106,265
Changes in working capital components:
(Increase) decrease in accounts receivables	(184,981)	111,871
(Increase) decrease in prepaid expenses	(85,321)	19,979
(Increase) in deposits	-	(1,674)
Increase (decrease) in accounts payable	262,895	(98,056)
Increase in accrued expenses	195,487	27,952
Increase in deferred revenue	85,491	27,507
Net cash provided by operating activities	898,073	521,050

CASH FLOWS FROM INVESTING ACTIVITIES, purchase of property
and equipment	(67,529)	(12,790)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on line of credit	50,000	-
Payments on line of credit	(50,000)	(250,001)
Payments on loans payable	(15,976)	(145,405)
Distributions to stockholders	(372,000)	(72,000)
Net cash (used in) financing activities	(387,976)	(467,406)

Net increase in cash	442,568	40,854

CASH
Beginning	44,461	3,607
Ending	$487,029	$44,461

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION, cash payments for interest	$4,433	$12,772

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
FINANCING ACTIVITIES, property and equipment acquired
through issuance of long-term debt	$-	$90,287

See Notes to Financial Statements.

Conmed, Incorporated

Notes to Financial Statements

Note 1.	Organization

Conmed, Incorporated (a Maryland corporation) was formed in 1987 to provide limited medical health care services to correctional detention centers (jails). Conmed, Incorporated (the Company) provides its services primarily to local governments in the State of Maryland.

In connection with its normal contract activities, the Company may be required to acquire performance bonds. The surety issuing the bonds has recourse against certain of the Company’s assets in the event the surety is required to honor the bonds. The length of the Company’s contracts varies. Most contracts are one year or less, but periodically contracts are obtained which exceed one year.

Note 2.	Summary of Significant Accounting Polices

Revenue: The Company’s principal source of revenue is contracts to provide medical assistance to state and local correctional facilities. Deferred revenues represents amounts that may be billed in advance of delivery under these contracts.

The Company’s contracts call for either a fixed monthly fee or a fixed fee per average daily population of the correctional facility. The timing of each payment varies per contract. Revenues from contracts is recognized ratably, for fixed fees, or monthly for contracts with fixed fees per average daily population.

Receivables: Receivables are carried at original invoice amount less payments received and an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Receivables are generally considered past due 30 days after invoice date. Management determines the allowance for doubtful amounts by regularly evaluating individual receivables and considering a creditor’s financial condition, credit history and current economic conditions. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received.

Property and equipment: Property and equipment are recorded at cost. Depreciation is provided using the straight-line and accelerated methods of depreciation over the estimated useful lives of three to seven years. It is the policy of the Company to capitalize purchases of equipment and fixtures that benefit future periods. Repairs and maintenance costs are expensed when incurred.

Income taxes: The Company has elected under the Internal Revenue Code to be taxed as an S Corporation effective July 1987. The stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

Accounting estimates and assumptions: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The Company’s methods of revenue recognition from contracts are based primarily on estimates. Actual results could differ from those estimates.

Concentration of credit risk: The Company maintains cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Conmed, Incorporated

Notes to Financial Statements

Note 3.	Property and Equipment

A summary of property and equipment at December 31, 2005 and 2004 is as follows:

	2005	2004

Furniture	$13,900	$9,448
Equipment	8,911	2,940
Computers	28,830	27,007
Vehicles	132,146	76,863
Total	183,787	116,258
Accumulated depreciation and amortization	(60,295)	(17,465)

Property and equipment, net	$123,492	$98,793

Note 4.	Line of Credit

The Company has a $1,000,000 line of credit which expires September 2006. Interest is paid monthly at the prime rate as listed in The Wall Street Journal plus .5% per annum (7.75% at December 31, 2005). In addition, the Company has $500,000 available for letters of credit, which reduces the amount available on the line of credit. The outstanding balance is due on demand and is guaranteed by the Company’s stockholders and spouses. The line of credit is collateralized by the accounts receivable of the Company. In addition, the line of credit has certain financial and other covenants which the Company must meet to maintain the credit facility. There were no borrowings on the line of credit at December 31, 2005 or 2004.

Note 5.	Notes Payable

The Company owns certain vehicles which have been financed through financial institutions. At December 31, 2005 and 2004, the amounts outstanding under these notes totaled $71,818 and $87,794, respectively, due in various amounts of principal and interest payments and bearing interest at 4.9% and 5.9%, respectively. These notes are collateralized by the vehicles. Scheduled maturities are approximately as follows:

Year ending December 31:
2006	$17,000
2007	18,000
2008	19,000
2009	18,000
$72,000

Conmed, Incorporated

Notes to Financial Statements

Note 6.	401(k) Plan

The Company has a 401(k) plan for the benefit of substantially all the employees. The contributions to the plan include employee voluntary salary reductions, which can be no greater than the maximum deduction allowable for federal income tax reporting purposes. The Company provides a safe harbor matching contribution of each participant’s contribution up to 5% of eligible compensation. The Company also can provide a profit sharing contribution at its discretion. Expenses related to this plan totaled approximately $58,000 and $47,000 for the years ended December 31, 2005 and 2004, respectively.

Note 7.	Welfare Benefit Plan

During 2003, the Company adopted a single employer welfare benefit plan providing death benefits for certain key employees based on a levelized term rate over the term of their expected working years, funded through three life insurance contracts. The Company makes annual contributions to these policies which are owned by the key employees who are also the beneficiaries. For the years ended December 31, 2005 and 2004, approximately $232,000 was contributed to the plan.

Note 8.	Operating Leases

The Company entered into a lease for office space expiring November 30, 2009. The office lease includes annual escalation clauses and an allocation of operating expenses related to the leased property. Office rent expense was approximately $29,000 and $13,000, respectively, for the years ending December 31, 2005 and 2004.

The Company also has vehicle leases which expire in 2006. Lease expense for vehicles was approximately $58,000 and none, respectively, for the years ended December 31, 2005 and 2004. The approximate future minimum lease obligations as of December 31, 2005 are as follows:

Year ending December 31:
2006	$70,000
2007	31,000
2008	32,000
2009	30,000
$163,000

Conmed, Incorporated

Notes to Financial Statements

Note 9.	Major Customers

During the years ended December 31, 2005 and 2004, the Company had approximate sales with major customers and related approximate accounts receivable as follows:

	2005		2004
		Accounts		Accounts
	Revenue	Receivable	Revenue	Receivable

Company A	$1,172,000	$-	$1,036,000	$-
Company B	1,442,000	11,000	997,000	126,000
Company C	1,823,000	148,000	1,695,000	146,000
Company D	2,855,000	278,000	-	-
Company E	*	*	666,000	59,000

* Revenue was not in excess of 10% of total revenue for the year.